March 2025

2 Important Information Caution Concerning Forward-Looking Statements This presentation contains forward-looking statements within the meaning of the 1995 Private Securities Litigation Reform Act. These forward-looking statements include those related to the outlook for the fiscal year ending January 31, 2026 and the fiscal quarter ending April 26, 2025, including, but not limited to, those statements related to our recent acquisitions and those found under the “Outlook” slides of this presentation. Forward-looking statements are based on management’s expectations, estimates and projections, are made solely as of the date these statements are made, and are subject to both known and unknown risks and uncertainties that may cause the actual results and occurrences discussed in these forward-looking statements to differ materially from those referenced or implied in the forward-looking statements contained in this presentation. The most significant of these known risks and uncertainties are described in the Company’s Form 10-K, Form 10-Q, and Form 8-K reports (including all amendments to those reports) and include future economic conditions and trends including the potential impacts of an inflationary economic environment, changes in government policies and laws affecting our business, including related to funding for infrastructure projects and tariff policies, changes to customer capital budgets and spending priorities, the availability and cost of materials, equipment and labor necessary to perform our work, the adequacy of the Company’s insurance and other reserves and allowances for doubtful accounts, whether the carrying value of the Company’s assets may be impaired, the future impact of any acquisitions or dispositions, adjustments and cancellations of the Company’s projects, the impact to the Company’s backlog from project cancellations or postponements, the impacts of pandemics and public health emergencies, the impact of varying climate and weather conditions, the anticipated outcome of other contingent events, including litigation or regulatory actions involving the Company, the adequacy of our liquidity, the availability of financing to address our financial needs, the Company’s ability to generate sufficient cash to service its indebtedness, the impact of restrictions imposed by the Company’s Senior Credit Facility, and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission. The Company does not undertake any obligation to update its forward-looking statements. Non-GAAP Financial Measures This presentation includes certain “Non-GAAP” financial measures as defined by Regulation G of the SEC. As required by the SEC, an explanation of the Non- GAAP financial measures and a reconciliation of those measures to the most directly comparable GAAP financial measures are provided beginning on slide 23 of this presentation. Non-GAAP financial measures should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results.

3 Who We Are Nationwide footprint with 15,000+ employees across field offices throughout all 50 states Significant scale $4.7 Billion of contract revenues & $576 Million of Adjusted EBITDA in fiscal 2025 Durable customer relationships with well established, leading telecommunications providers that span decades; anchored by MSAs and other long-term contracts Leading provider of specialty contracting services to the telecommunications infrastructure and utility industries throughout the US

4 Program Management From the smallest town to the largest city, we manage telecommunications projects that connect America Engineering Our integrated engineering teams work hand-in-hand with construction and logistics teams throughout the full lifecycle of a project Wireline and Wireless Construction We complete wireline construction projects nationwide including outside plant, underground, aerial, splicing and activation as well as wireless construction including new site builds, upgrades, and small cell deployments Maintenance & Restoration We provide ongoing maintenance and service for telecommunication networks across the country, including emergency restoration services Locating Our locating services provide the skilled workforce necessary for excavators to start jobs right Fulfillment Dycom provides fulfillment services including complete in-home and drop installations, as well as repair and maintenance Intensely Focused on Telecommunications Market Dycom Industries is a leading provider of specialty contracting services to the telecommunications infrastructure and utility industries throughout the United States with 90%+ of contract revenues from telecommunications services in fiscal 2025

5 Financial Highlights Delivered strong revenue growth and margin expansion “Dycom’s strong fourth quarter and fiscal year results reflect the successful execution of our strategy and our ability to meet growing industry demand while sustaining the highest level of quality in our work.” - Dan Peyovich President and CEO Reconciliations of Non-GAAP measures begin on slide 23. Fiscal 2025 Fiscal 2024 Y/Y Contract Revenues $4,702.0 $4,175.6 12.6% Organic Revenue Growth1 6.8% Adjusted EBITDA2 $576.3 $481.2 19.8% Adjusted EBITDA %2 12.3% 11.6% 66 bps Adjusted Diluted EPS2 $8.44 $6.78 24.5%

6 Strong Secular Trend Around High-Speed Connectivity Dramatically increased speeds for consumers are being provisioned and consumer data usage is growing • In 4Q24, the percentage of Power Users consuming 1 TB or more per month increased 13% year-over-year to 24.3% • The category of Super Power Users consuming 2 TB or more per month increased 28% year-over-year to 6% • The monthly weighted average data consumed by subscribers in 4Q24 increased 9% year-over-year to 698 GB Source: OpenVault Q4 2024 OVBI Report 641.0 698.2 500 550 600 650 700 750 Weighted Average Data Consumed per Month Gigabytes 4Q 23 4Q 24 4.7% 21.6% 6.0% 24.3% Provisioned Speed Tiers of Broadband Subscribers % of subscribers >2+ TB > 1+ TB 4Q 23 4Q 24 4Q 23 4Q 24

7 Multiple Industry Tailwinds Driving Sustainable Growth Increasing amounts of capital in the industry for the deployment and operation of high-capacity telecommunications and digital infrastructure Multi-Year Capital Commitments for Fiber-to-the-Home Deployments Continued State and Federal Program Spending to Bridge the Digital Divide Wireless Network Modernization to Meet Increasing Digital Demands Increasing Demand for Fiber Infrastructure to Support AI-Enabled Data Center Growth Expansion of Core Maintenance and Operations Services

8 76.5 76.5 0 50 100 150 First Passings as of 2024 Homes Available - Urban, Suburban & Rural U.S. Homes Fiber First Passings In Millions Key Driver: Fiber-to-the-Home • Private capital estimated to fund fiber deployments that ultimately address ~80% of homes in the U.S. • Certain urban and suburban markets will have two or more service providers • State and Federal government programs providing capital for the construction of communications networks in unserved and underserved areas across the country to address rural homes previously not in reach Increasing consumer demand for bandwidth continues to drive fiber deployments Source: The Fiber Broadband Association Addressable Homes Urban & Suburban Addressable Homes Rural (a) Total addressable fiber passings are based on an estimate of 148 million total U.S. households through 2034 (FBA 2024) Approx.148 Total Homes(a)

9 Key Driver: Fiber Infrastructure to Support AI-Enabled DC Growth Increasing demand for fiber infrastructure to support AI-enabled data center growth • In 2025, MAMAA(a) is set to invest $320 billion in CapEx, primarily fueling AI infrastructure. This marks a $100 billion increase from last year, underscoring an unprecedented commitment to AI advancement • MAMAA(a) has spent over $55 billion on network infrastructure in the past 20 years, and is projected to spend over $100 billion on network CapEx from 2024 through 2030 (a) MAMAA refers to the following Tier 1 hyperscalers: Microsoft, Alphabet, Meta, Amazon, Apple Source: Technology Business Research, Inc. (TBR)

10 Key Driver: State and Federal Spending on Communications Infrastructure Select US Government Programs: State Broadband Programs Substantial state level broadband expansion programs, such as California’s $6 billion broadband investment that includes middle mile and last mile projects(a) Rural Digital Opportunity Fund (RDOF) Provides $20 billion for fixed broadband in unserved rural America American Rescue Plan Act of 2021 (ARPA) Capital Projects Fund provides $10 billion for broadband USDA ReConnect Program Provides grants and loans for broadband in rural areas Broadband, Equity, Access and Deployment (BEAD) Program Provides over $40 billion for the construction of rural communications networks in unserved and underserved areas across the country Government programs are providing unprecedented levels of capital for rural deployments BEAD Funding Allocations by State Source: NTIA Internet for All: State Allocation Totals (a) California Public Utilities Commission; Senate Bill 156

11 Local Credibility, National Capability Dycom combines local knowledge with national reach Operating Subsidiaries Corporate headquarters Subsidiary headquarters Branch location

12 Durable Customer Relationships Reduced customer concentration and increased revenues demonstrates the depth and breadth of our business serving well-established investment grade customers Total Revenues in Millions and % of Total Revenues

13 Anchored by Long-Term Agreements • Dycom is party to hundreds of MSA’s and other agreements with customers that extend for periods of one or more years • Generally multiple agreements maintained with each customer • Master Service Agreements (MSA’s) are multi-year, multi-million dollar arrangements covering thousands of individual work orders generally with exclusive requirements; majority of contracts are based on units of delivery FY 2025 Revenue by Contract Type Backlog1 $ billions

14 10+ Years of Robust Cash Flow Generation Robust cash flow generation and prudent capital allocation provide strong foundation for returns Strong operating cash flows of $2.466 billion over 10+ years Prudent approach to capital allocation: • $707 million invested in share repurchases • $541 million invested in business acquisitions • $1,548 million in CapEx, net of disposals

Financial Update

16 Annual Trends

17 Quarterly Trends

18 Debt and Liquidity Overview Debt maturity profile and strong liquidity position provide financial flexibility Debt Summary Q3 2025 Q4 2025 $ Millions 4.50% Senior Notes, mature April 2029 $ 500.0 $ 500.0 Senior Credit Facility, matures January 2029:5 Term Loan Facility 450.0 450.0 Revolving Facility 155.0 - Total Notional Amount of Debt $ 1,105.0 $ 950.0 Less: Cash and Equivalents 15.3 92.7 Notional Net Debt $ 1,089.7 $ 857.3 Liquidity6 $ 462.8 $ 695.2

19 Cash Flow Overview Operating Cash Flow Capital allocation prioritizes organic growth, followed by M&A and opportunistic share repurchases, within the context of the Company’s historical range of net leverage Cash Flow Summary Q4 2024 Q4 2025 $ Millions Operating cash flow $ 325.1 $ 328.2 Capital expenditures, net of proceeds from sale of assets $ (52.7) $ (59.8) Borrowings on Senior Credit Facility $ (158.4) $ (155.0) Repurchase of common stock $ (29.4) $ (35.9) Other financing and investing activities, net $ 0.7 $ (0.2) Days Sales Outstanding (“DSO”)7 Q4 2024 Q4 2025 Total DSO 120 114 $164.8 $259.0 $349.1 $ M il li o n s FY 2023 FY 2024 FY 2025

20 Capital Allocated to Maximize Returns Invest in Organic Growth Focus on organic growth opportunities through strategic capital investments in the business Pursue Complementary Acquisitions Selectively acquire businesses that further strengthen our customer relationships, geographic scope, and technical service offerings Shares Repurchases Repurchased 27.9 million shares for approximately $1,030 million from fiscal 2002 through fiscal 2025 $150 million authorization available for share repurchases through August 2026 Dycom is committed to maximizing its long-term returns through prudent capital allocation

21 This slide was used on February 26, 2025 in connection with the Company’s conference call for its fiscal 2025 fourth quarter and annual results. This information is provided for your reference only and should not be interpreted as a reiteration of these projections by the Company at any time after the date originally provided. Reference is made to slide 2 titled “Important Information” with respect to this slide. The information and statements contained in this slide that are forward-looking are based on information that was available at the time the slide was initially prepared and/or management’s good faith belief at that time with respect to future events. Except as required by law, the Company may not update forward-looking statements even though its situation may change in the future. For a full copy of the conference call materials, including the conference call transcript, see the Company’s Form 8-Ks filed with the Securities and Exchange Commission on February 26, 2025 and February 27, 2025.

22 This slide was used on February 26, 2025 in connection with the Company’s conference call for its fiscal 2025 fourth quarter and annual results. This information is provided for your reference only and should not be interpreted as a reiteration of these projections by the Company at any time after the date originally provided. Reference is made to slide 2 titled “Important Information” with respect to this slide. The information and statements contained in this slide that are forward-looking are based on information that was available at the time the slide was initially prepared and/or management’s good faith belief at that time with respect to future events. Except as required by law, the Company may not update forward-looking statements even though its situation may change in the future. For a full copy of the conference call materials, including the conference call transcript, see the Company’s Form 8-Ks filed with the Securities and Exchange Commission on February 26, 2025 and February 27, 2025.

Non-GAAP Reconciliations

24 Explanation of Non-GAAP Financial Measures The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). In the Company’s quarterly results releases, trend schedules, conference calls, slide presentations, and webcasts, it may use or discuss Non-GAAP financial measures, as defined by Regulation G of the Securities and Exchange Commission. The Company believes that the presentation of certain Non-GAAP financial measures in these materials provides information that is useful to investors because it allows for a more direct comparison of the Company’s performance for the period reported with the Company’s performance in prior periods. The Company cautions that Non-GAAP financial measures should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results. Management defines the Non-GAAP financial measures used as follows: • Non-GAAP Organic Contract Revenues - contract revenues from businesses that are included for the entirety of both the current and prior year periods, excluding contract revenues from certain non-recurring items. Non-GAAP Organic Contract Revenue change percentage is calculated as the change in Non-GAAP Organic Contract Revenues from the comparable prior year period divided by the comparable prior year period Non-GAAP Organic Contract Revenues. For comparability to other companies in the industry, the Company includes storm restoration revenues from businesses that are included for the entirety of both the current and prior year periods in its Non-GAAP Organic Contract Revenues beginning with the results reported for the fourth quarter and fiscal year ended January 25, 2025. • Non-GAAP Adjusted EBITDA - net income before interest, taxes, depreciation and amortization, gain on sale of fixed assets, stock-based compensation expense, and certain non- recurring items. Management believes Non-GAAP Adjusted EBITDA is a helpful measure for comparing the Company’s operating performance with prior periods as well as with the performance of other companies with different capital structures or tax rates. • Non-GAAP Adjusted Net Income - GAAP net income before certain non-recurring items and the related tax impact. Management believes Non-GAAP Adjusted Net Income is a helpful measure for comparing the Company’s operating performance with prior periods. • Non-GAAP Adjusted Diluted Earnings per Common Share - Non-GAAP Adjusted Net Income divided by weighted average diluted shares outstanding. • Notional Net Debt - aggregate face amount of outstanding debt less cash and equivalents. Management believes notional net debt is a helpful measure to assess the Company’s liquidity. Management excludes or adjusts each of the items identified below from Non-GAAP Adjusted EBITDA, Non-GAAP Adjusted Net Income and Non-GAAP Adjusted Diluted Earnings per Common Share: • Stock-based compensation modification - During the quarter ended July 27, 2024, the Company announced its CEO succession plan and transition. In connection with this transition, the Company incurred stock-based compensation modification expense. The Company excludes the impact of the award modification because the Company believes it is not indicative of its underlying results or ongoing operations. • Loss on debt extinguishment - Loss on debt extinguishment includes the write-off of deferred financing fees in connection with the amendment of the Company’s credit agreement during the quarter ended July 27, 2024. Management believes excluding the loss on debt extinguishment from the Company’s Non-GAAP financial measures assists investors’ overall understanding of the Company’s current financial performance and provides management with a consistent measure for assessing the current and historical financial results. • Acquisition integration costs – The Company incurred costs of approximately $4.2 million in connection with the integration of a business acquired during the quarter ended October 26, 2024. The exclusion of the acquisition integration costs from the Company’s Non-GAAP financial measures provides management with a consistent measure for assessing financial results. • Tax impact of pre-tax adjustments - The tax impact of pre-tax adjustments reflects the Company’s estimated tax impact of specific adjustments and the effective tax rate used for financial planning for the applicable period.

Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures

Quarterly Non-GAAP Organic Contract Revenues[2]

Unaudited
$ Millions

Quarter Ended			Contract Revenues - GAAP		Revenues from acquired businesses		Impacts of a change order and closeout of several projects[3]		Non-GAAP - Organic Revenues	Growth % GAAP - %	Growth % Non-GAAP - Organic %
January 25, 2025	Q4 2025	$	1,084.5	$	(61.5)	$	-	$	1,023.0	13.9%	7.4%
January 27, 2024	Q4 2024	$	952.5	$	-	$	-	$	952.5		
October 26, 2024	Q3 2025	$	1,272.0	$	(105.3)[4]	$	-	$	1,166.7	12.0%	9.6%[4]
October 28, 2023	Q3 2024	$	1,136.1	$	(45.2)	$	(26.5)	$	1,064.3		
July 27, 2024	Q2 2025	$	1,203.1	$	(65.9)	$	-	$	1,137.1	15.5%	9.2%
July 29, 2023	Q2 2024	$	1,041.5	$	-	$	-	$	1,041.5		
April 27, 2024	Q1 2025	$	1,142.4	$	(71.2)	$	-	$	1,071.2	9.3%	2.5%
April 29, 2023	Q1 2024	$	1,045.5	$	-	$	-	$	1,045.5		
January 27, 2024	Q4 2024	$	952.5	$	(57.5)	$	-	$	895.0	3.8%	(2.5)%
January 28, 2023	Q4 2023	$	917.5	$	-	$	-	$	917.5		
October 28, 2023	Q3 2024	$	1,136.1	$	(45.2)	$	-	$	1,090.9	9.0%	4.6%
October 29, 2022	Q3 2023	$	1,042.4	$	-	$	-	$	1,042.4		
July 29, 2023	Q2 2024	$	1,041.5	$	-	$	-	$	1,041.5	7.1%	7.1%
July 30, 2022	Q2 2023	$	972.3	$	-	$	-	$	972.3		
April 29, 2023	Q1 2024	$	1,045.5	$	-	$	-	$	1,045.5	19.3%	19.3%
April 30, 2022	Q1 2023	$	876.3	$	-	$	-	$	876.3		

Amounts above may not add due to rounding.

DYCOM

25

26 Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures (continued) Annual Non-GAAP Organic Contract Revenues2 Amounts above may not add due to rounding. Unaudited Contract Revenues - GAAP Revenues from acquired businesses Impacts of a change order and closeout of several projects3 Non-GAAP - Organic Revenues Growth %$ Millions Fiscal Year Ended GAAP - % Non-GAAP - Organic % January 25, 2025 FY 2025 $ 4,702.0 $ (379.7) $ - $ 4,322.3 12.6% 6.8% January 27, 2024 FY 2024 $ 4,175.6 $ (102.7) $ (26.5) $ 4,046.3 January 27, 2024 FY 2024 $ 4,175.6 $ (102.7) $ - $ 4,072.9 9.6% 6.9% January 28, 2023 FY 2023 $ 3,808.5 $ - $ - $ 3,808.5 January 28, 2023 FY 2023 $ 3,808.5 $ - $ - $ 3,808.5 21.7% 21.7%4 January 29, 2022 FY 2022 $ 3,130.5 $ - $ - $ 3,130.5

Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures (continued)

Quarterly Non-GAAP Adjusted EBITDA

Unaudited
$ Millions

	Quarter Ended January 25, 2025	Quarter Ended October 26, 2024	Quarter Ended July 27, 2024	Quarter Ended April 27, 2024	Quarter Ended January 27, 2024	Quarter Ended October 28, 2023	Quarter Ended July 29, 2023	Quarter Ended April 29, 2023
Net income	$ 32.7	$ 69.8	$ 68.4	$ 62.6	$ 23.4	$ 83.7	$ 60.2	$ 51.5
Interest expense, net	16.1	17.5	14.7	12.8	15.0	14.0	12.3	11.4
Provision for income taxes	11.6	21.5	26.4	14.9	8.4	28.6	21.5	14.6
Depreciation and amortization	54.8	52.0	46.6	45.2	45.3	42.5	38.0	37.3
Earnings Before Interest, Taxes, Depreciation & Amortization ("EBITDA")	115.1	160.7	156.0	135.5	92.1	168.8	132.0	114.7
Gain on sale of fixed assets	(7.7)	(8.2)	(8.2)	(12.4)	(4.6)	(8.4)	(7.6)	(7.8)
Stock-based compensation expense	9.0	14.0	9.5	7.8	6.2	6.3	6.3	6.6
Loss on debt extinguishment[8]	-	-	1.0	-	-	-	-	-
Acquisition integration costs[9]	-	4.2	-	-	-	-	-	-
Non-GAAP Adjusted EBITDA	$ 116.4	$ 170.7	$ 158.3	$ 130.9	$ 93.7	$ 166.8	$ 130.8	$ 113.5
Contract revenues	$ 1,084.5	$ 1,272.0	$ 1,203.1	$ 1,142.4	$ 952.5	$ 1,136.1	$ 1,041.5	$ 1,045.5
Non-GAAP Adjusted EBITDA % of contract revenues	*10.7%*	*13.4%*	*13.2%*	*11.5%*	*9.8%*	*14.7%*	*12.6%*	*10.9%*
Non-GAAP Adjusted EBITDA, excluding impacts of a change order and closeout of several projects[3]						$ 143.2		
Contract revenues, excluding impacts of a change order and closeout of several projects[3]						$ 1,109.6		
Non-GAAP Adjusted EBITDA % of contract revenues, excluding impacts of a change order and closeout of several projects[3]						*12.9%*		

Amounts above may not add due to rounding.

DYCOM

27

28 Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures (continued) Annual Non-GAAP Adjusted EBITDA Unaudited $ Millions Fiscal Year Ended Fiscal Year Ended Fiscal Year Ended January 25, 2025 January 27, 2024 January 28, 2023 Net income $ 233.4 $ 218.9 $ 142.2 Interest expense, net 61.0 52.6 40.6 Provision for income taxes 74.4 73.1 37.9 Depreciation and amortization 198.6 163.1 144.2 Earnings Before Interest, Taxes, Depreciation & Amortization (“EBITDA”) 567.4 507.7 364.9 Gain on sale of fixed assets (36.5) (28.3) (16.8) Stock-based compensation expense 40.3 25.5 17.9 Loss on debt extinguishment8 1.0 - - Acquisition integration costs9 4.2 - - Non-GAAP Adjusted EBITDA $ 576.3 $ 504.8 $ 366.1 Contract revenues $ 4,702.0 $ 4,175.6 $ 3,808.5 Non-GAAP Adjusted EBITDA % of contract revenues 12.3% 12.1% 9.6% Non-GAAP Adjusted EBITDA, excluding impacts of a change order and closeout of several projects3 $ 481.2 Contract revenues, excluding impacts of a change order and closeout of several projects3 $ 4,149.0 Non-GAAP Adjusted EBITDA % of contract revenues, excluding impacts of a change order and closeout of several projects3 11.6% Amounts above may not add due to rounding.

Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures (continued)

Quarterly Non-GAAP Adjusted Net Income

Unaudited
$ and Shares Millions, Except EPS

	Quarter Ended January 25, 2025	Quarter Ended October 26, 2024	Quarter Ended July 27, 2024	Quarter Ended April 27, 2024	Quarter Ended January 27, 2024	Quarter Ended October 28, 2023	Quarter Ended July 29, 2023	Quarter Ended April 29, 2023
Net income	$ 32.7	$ 69.8	$ 68.4	$ 62.6	$ 23.4	$ 83.7	$ 60.2	$ 51.5
Pre-Tax Adjustments:								
Stock-based compensation modification[10]	2.1	7.1	2.2	-	-	-	-	-
Loss on debt extinguishment[8]	-	-	1.0	-	-	-	-	-
Acquisition integration costs[9]	-	4.2	-	-	-	-	-	-
Tax impact of pre-tax adjustments	(0.3)	(1.9)	0.9	-	-	-	-	-
Total adjustments, net of tax	1.9	9.4	4.1	-	-	-	-	-
Non-GAAP Adjusted Net Income	$ 34.5	$ 79.2	$ 72.5	$ 62.6	$ 23.4	$ 83.7	$ 60.2	$ 51.5
Non-GAAP Adjusted Net Income, excluding impacts of a change order and closeout of several projects[3]						$ 66.3		
GAAP diluted earnings per common share	$ 1.11	$ 2.37	$ 2.32	$ 2.12	$ 0.79	$ 2.82	$ 2.03	$ 1.73
Total adjustments, net of tax	0.06	0.31	0.14	-	-	-	-	-
Non-GAAP Adjusted Diluted Earnings per Common Share	$ 1.17	$ 2.68	$ 2.46	$ 2.12	$ 0.79	$ 2.82	$ 2.03	$ 1.73
Non-GAAP Adjusted Diluted Earnings per Common Share, excluding impacts of a change order and closeout of several projects[3]						$ 2.23		
Shares used in computing Non-GAAP Adjusted Diluted Earnings per Common Share	29.5	29.5	29.4	29.6	29.7	29.7	29.6	29.8

Amounts above may not add due to rounding.

DYCOM

29

30 Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures (continued) Annual Non-GAAP Adjusted Net Income Unaudited $ and Shares Millions, Except EPS Fiscal Year Ended Fiscal Year Ended Fiscal Year Ended January 25, 2025 January 27, 2024 January 28, 2023 Net income $ 233.4 $ 218.9 $ 142.2 Pre-Tax Adjustments: Stock-based compensation modification10 11.4 - - Loss on debt extinguishment8 1.0 - - Acquisition integration costs9 4.2 - - Tax impact of pre-tax adjustments (1.2) - - Total adjustments, net of tax 15.3 - - Non-GAAP Adjusted Net Income $ 248.7 $ 218.9 $ 142.2 Non-GAAP Adjusted Net Income, excluding impacts of a change order and closeout of several projects3 $ 201.4 GAAP diluted earnings per common share $ 7.92 $ 7.37 $ 4.74 Total adjustments, net of tax 0.52 - - Non-GAAP Adjusted Diluted Earnings per Common Share $ 8.44 $ 7.37 $ 4.74 Non-GAAP Adjusted Diluted Earnings per Common Share, excluding impacts of a change order and closeout of several projects3 $ 6.78 Shares used in computing Non-GAAP Adjusted Diluted Earnings per Common Share 29.5 29.7 30.0 Amounts above may not add due to rounding.

Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures (continued)

Calculation of Cumulative Cash Flows Fiscal 2015 through Fiscal 2025

Unaudited
$ Millions

	Net Cash Provided by Operating Activities	Capital Expenditures, net of Proceeds from Asset Sales	Cash Paid for Acquisitions, net of Cash Acquired	Repurchases of Common Stock	Borrowings and Other Financing Activities[11]	Other Investing Activities[12]	Total Amount Provided by (Used in) Other Financing and Investing Activities
Fiscal 2025	$ 349.1	$ (211.3)	$ (183.9)	$ (65.6)	$ 103.3	$ -	$ 103.3
Fiscal 2024	259.0	(183.3)	(122.9)	(49.7)	(26.3)	-	(26.3)
Fiscal 2023	164.8	(183.6)	(0.4)	(48.7)	(18.7)	-	(18.7)
Fiscal 2022	308.7	(151.7)	-	(106.1)	248.1	-	248.1
Fiscal 2021	381.8	(44.6)	-	(100.0)	(283.4)	-	(283.4)
Fiscal 2020	58.0	(101.5)	-	-	(31.1)	0.3	(30.8)
Fiscal 2019	124.4	(142.0)	(20.9)	-	80.9	1.6	82.5
Six months ended January 27, 2018	160.5	(76.0)	-	(16.9)	(21.5)	(0.7)	(22.2)
Fiscal 2017	256.4	(185.2)	(24.2)	(62.9)	20.4	0.3	20.7
Fiscal 2016	261.5	(175.5)	(157.2)	(170.0)	254.1	(0.5)	253.6
Fiscal 2015	141.9	(93.6)	(31.9)	(87.1)	75.9	(4.5)	71.4
Cumulative	$ 2,466.1	$ (1,548.3)	$ (541.4)	$ (707.1)	$ 401.9	$ (3.6)	$ 398.2

Cash and cash equivalents at January 25, 2025	$ 92.7
Cash and cash equivalents at July 26, 2014	20.7
Net increase in cash and cash equivalents	72.0
Net decrease in restricted cash[13]	(4.3)
Total increase in cash, cash equivalents, and restricted cash	$ 67.6

Amounts above may not add due to rounding.

DYCOM

31

32 1. The Company’s backlog represents an estimate of services to be performed pursuant to master service agreements and other contractual agreements over the terms of those contracts. These estimates are based on contract terms and evaluations regarding the timing of the services to be provided. In the case of master service agreements, backlog is estimated based on the work performed in the preceding 12-month period, when available. When estimating backlog for newly initiated master service agreements and other long and short-term contracts, the Company also considers the anticipated scope of the contract and information received from the customer during the procurement process. A significant majority of the Company’s backlog comprises services under master service agreements and other long-term contracts. Backlog is not a measure defined by United States generally accepted accounting principles (“GAAP”) and should be considered in addition to, but not as a substitute for, information provided in accordance with GAAP. Participants in the Company’s industry also disclose a calculation of their backlog; however, the Company’s methodology for determining backlog may not be comparable to the methodologies used by others. Dycom utilizes the calculation of backlog to assist in measuring aggregate awards under existing contractual relationships with its customers. The Company believes its backlog disclosures will assist investors in better understanding this estimate of the services to be performed pursuant to awards by its customers under existing contractual relationships. 2. Non-GAAP Organic Contract Revenues are contract revenues from businesses that are included for the entirety of both the current and prior year periods, excluding contract revenues from certain nonrecurring items. Non-GAAP Organic Contract Revenue change percentage is calculated as the change in Non-GAAP Organic Contract Revenues from the comparable prior year period divided by the comparable prior year period Non-GAAP Organic Contract Revenues. For comparability to other companies in the industry, the Company includes storm restoration revenues from businesses that are included for the entirety of both the current and prior year periods in its Non-GAAP Organic Contract Revenues beginning with the results reported for the fourth quarter and fiscal year ended January 25, 2025. 3. The impacts of a change order and the closeout of several projects increased contract revenues by $26.5 million for the quarter ended October 28, 2023 and fiscal year ended January 27, 2024. After the impacts of certain other costs, these items contributed $23.6 million to Adjusted EBITDA for the quarter ended October 28, 2023 and fiscal year ended January 27, 2024. As a result, reported Adjusted EBITDA was increased by 1.8% and 0.6% as a percentage of contract revenues for the quarter ended October 28, 2023 and fiscal year ended January 27, 2024, respectively. On an after-tax basis, these items contributed approximately $17.5 million to reported net income, or $0.59 per common share diluted for the quarter ended October 28, 2023 and fiscal year ended January 27, 2024. Non-GAAP Organic Revenue Growth %, Non-GAAP Adjusted EBITDA, Non-GAAP Adjusted EBITDA %, Non-GAAP Adjusted Net Income and Non-GAAP Adjusted Diluted Earnings per Common Share exclude the impact of these items for the quarter ended October 28, 2023 and fiscal year ended January 27, 2024. 4. During Q3 2025 revenues from storm restoration services were $46.3 million, of which $25.2 million were from acquired businesses and $21.1 million was from businesses that were owned for the entirety of both the current and prior year periods. Non-GAAP Organic Revenue growth was 9.6% including the $21.1 million from businesses that were owned for the entirety of both the current and prior year periods compared to 7.6% when total storm restoration services of $46.3 million are excluded from the calculation. Total revenues from acquired businesses were $105.3 million including the $25.2 million of storm restoration services. During fiscal 2022 revenues from storm restoration services were $3.9 million. Non-GAAP Organic Revenue growth for fiscal 2023 was 21.7% when including the fiscal 2022 storm restoration services in the calculation compared to 21.8% when total storm restoration services are excluded from the calculation. 5. As of both Q3 2025 and Q4 2025, the Company had $47.5 million of standby letters of credit outstanding under the Senior Credit Facility. 6. Liquidity represents the sum of availability from the Company’s Senior Credit Facility, considering net funded debt balances, and available cash and equivalents. For calculation of availability under the Senior Credit Facility, applicable cash and equivalents are netted against the funded debt amount. 7. DSO is calculated as the summation of current and non-current accounts receivable (including unbilled receivables), net of allowance for doubtful accounts, plus current contract assets, less contract liabilities, divided by average revenue per day during the respective quarter. Long-term contract assets are excluded from the calculation of DSO, as these amounts represent payments made to customers pursuant to long-term agreements and are recognized as a reduction of contract revenues over the period for which the related services are provided to the customers. 8. The Company recognized a loss on debt extinguishment of approximately $1.0 million in connection with the amendment of its credit agreement during the quarter ended July 27, 2024. 9. The Company incurred costs of approximately $4.2 million in connection with the integration of a business acquired during the quarter ended October 26, 2024. 10. In connection with the Company’s CEO succession plan completed in November 2024, the Company incurred approximately $11.4 million of stock-based compensation modification expense. Of this total, approximately $2.2 million, $7.1 million, and $2.1 million was recognized during the quarters ended July 27, 2024, October 26, 2024, and January 25, 2025, respectively. 11. Other financing activities represents net cash provided by (used in) financing activities less repurchases of common stock. 12. Other investing activities represents net cash provided by (used in) investing activities less capital expenditure, net of proceeds from asset sales and less cash paid for acquisitions, net of cash acquired. 13. The Company adopted Accounting Standards Update No. 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash ("ASU 2016-18"), effective January 28, 2018. ASU 2016-18 requires that restricted cash be included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the statement of cash flows. Prior to the adoption of this guidance, changes in restricted cash were presented within cash flows in other investing activities. Notes

® The People Connecting America